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                                                                      EXHIBIT 11

                                    THQ, INC.

                  STATEMENT OF COMPUTATION OF NET EARNINGS PER
                       COMMON AND COMMON EQUIVALENT SHARES


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
                                                      FOR THE THREE MONTHS ENDED            FOR THE SIX MONTHS ENDED
                                                               JUNE 30,                           JUNE 30,
                                                     ----------------------------        ----------------------------
                                                        1997              1996             1997               1996
                                                     ----------        ----------        ----------        ----------
Net income used to compute
  primary and fully diluted earnings
  per share                                          $  994,000        $  496,000        $1,714,000        $  235,000
                                                     ----------        ----------        ----------        ----------
Weighted average number of shares
  outstanding                                         6,484,000         4,431,000         6,012,000         4,380,000
Dilutive effect of stock options and warrants           627,000           300,000           569,000           150,000
Dilutive effect assuming conversion of
  preferred stock                                            --                --                --                --
                                                     ----------        ----------        ----------        ----------
Number of shares used to compute primary
  and fully diluted earnings per share                7,111,000         4,731,000         6,581,000         4,530,000
                                                     ==========        ==========        ==========        ==========
Net earnings per share                               $     0.14        $     0.10        $     0.26        $     0.05
                                                     ==========        ==========        ==========        ==========
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